                INDEX TO FINANCIAL STATEMENTS OF MIDCITY FINANCIAL CORPORATION


                                                                                          Page
Independent Auditors' Report.............................................................F - 2

Consolidated Balance Sheets at September 30, 2001 (unaudited) and
December 31, 2000 and 1999...............................................................F - 3

Consolidated Statements of Income for each of the years in the three-year period ended December 31, 2000 and for the three and nine months ended
September 30, 2001 and 2000 (unaudited)..........................................F - 4 and F-5

Consolidated Statements of Changes in Stockholders' Equity for each of the years in the three-year period ended December 31, 2000 and for the nine months ended September 30, 2001 (unaudited)..............................................F - 6

Consolidated Statements of Cash Flows for each of the years in the three-year period ended December 31, 2000 and for the nine months ended September 30, 2001 and 2000 (unaudited)..................................F - 7 and F - 8

Notes to Consolidated Financial Statements................................F - 9 through F - 27

                                 Independent Auditors' Report


The Board of Directors
MidCity Financial Corporation:


We have audited the accompanying consolidated balance sheets of MidCity Financial Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of MidCity Financial Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MidCity Financial Corporation and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


/s/ KPMG LLP

Chicago, Illinois
January 26, 2001, except for
 note 21, which is as of
November 6, 2001

MIDCITY FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)


                                                              September 30,
                                                                  2001           December 31,
                                                              ------------- ------------------------
                                                              (Unaudited)     2000         1999
------------------------------------------------------------- ------------- ----------- ------------
ASSETS
    Cash and due from banks                                    $    52,860  $   67,535  $    56,813
    Federal funds sold                                              11,450      29,775        7,700
    Investment securities:
        Available-for-sale, at fair value                          696,698      49,782       36,962
        Held-to-maturity, at amortized cost, fair value of
            $661,979 and $661,055  at December 31, 2000
            and 1999, respectively                                       -     660,311      674,695

    Loans                                                        1,003,806     960,187      959,879
    Allowance for loan losses                                      (12,132)    (12,999)      (9,410)
                                                              ------------ ----------- ------------
        Loans, Net                                                 991,674     947,188      950,469
                                                              ------------ ----------- ------------
    Premises, equipment and leasehold improvements, net             33,231      34,027       34,842
    Intangible assets, net                                          15,534      16,659       18,153
    Accrued interest receivable                                     14,325      14,225       12,081
    Other assets                                                     4,134       9,601        6,166
                                                              ------------ ----------- ------------
        TOTAL ASSETS                                           $ 1,819,906  $1,829,103  $ 1,797,881
                                                              ============ =========== ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
    Deposits:
        Noninterest-bearing                                    $   270,424  $  277,339  $   275,640
        Interest-bearing                                         1,262,957   1,292,792    1,269,276
                                                              ------------ ----------- ------------
            Total Deposits                                       1,533,381   1,570,131    1,544,916
    Short-term borrowed funds                                       50,979      35,187       27,154
    Federal Home Loan Bank advances                                 14,000      22,000       35,000
    Other liabilities                                               18,784      16,220       15,550
                                                              ------------ ----------- ------------
        Total Liabilities                                        1,617,144   1,643,538    1,622,620
                                                              ------------ ----------- ------------

Stockholders' Equity
    Capital stock, par value $20 per share; 100,000
        shares authorized; 50,000 shares issued                      1,000       1,000        1,000
    Paid-in capital                                                 24,052      24,052       24,052
    Retained earnings                                              175,972     168,080      158,475
    Accumulated other comprehensive income, net of tax              13,471       1,027          328
    Less 4,575 shares of treasury stock at cost
     at September 30, 2001 and 3,993 shares of
     treasury stock at cost at December 31, 2000 and
     1999, respectively                                            (11,733)     (8,594)      (8,594)
                                                              ------------ ----------- ------------
        Total Stockholders' Equity                                 202,762     185,565      175,261
                                                              ------------ ----------- ------------
        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 1,819,906  $1,829,103  $ 1,797,881
                                                              ============ =========== ============



See accompanying Notes to Consolidated Financial Statements.

MIDCITY FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                 THREE MONTHS ENDED     NINE MONTHS ENDED
                                                   SEPTEMBER 30,          SEPTEMBER 30,
                                               -----------------------------------------------
                                                  2001       2000       2001       2000
                                               -----------------------------------------------

                                               (UNAUDITED)(UNAUDITED)(UNAUDITED)(UNAUDITED)
----------------------------------------------------------------------------------------------
Interest Income:
    Interest and Fees on Loans                        $ 18,998   $ 20,027   $ 57,366   $ 59,098
    Interest on Federal Funds Sold                         203        482      1,346        982
    Interest on Deposits with Financial
     Institutions                                           16         17        236         86
    Interest and Dividends on Investment
     Securities:
        United States Treasury Securities                  344        522      1,048      2,256
        United States Government Agency
         and Corporate Securities                        5,177      4,114     14,717      9,923
        Obligations of States and
         Political Subdivisions                            974      1,031      2,931      3,075
        Mortgage Backed Securities                       3,129      4,632     10,782     14,626
        Other Securities                                   559        607      1,806      1,988
                                               ------------------------------------------------
    Total Interest and Dividends on
     Investment
      Securities                                        10,183     10,906     31,284     31,868
                                               ------------------------------------------------
            Total Interest Income                       29,400     31,432     90,232     92,034
Interest Expense:
    Interest on Savings and Time Deposits               11,504     15,008     40,046     42,444
    Interest on Short-term Borrowed Funds                  524        426      1,388      1,165
    Interest on Federal Home Loan Bank
     Advances                                              242        431        838      1,380
                                               ------------------------------------------------
            Total Interest Expense                      12,270     15,865     42,272     44,989
                                               ------------------------------------------------
    Net Interest Income                                 17,130     15,567     47,960     47,045
    Provision for Loan Losses                            1,120      1,268      1,740      3,805
                                               ------------------------------------------------
         Net Interest Income After
          Provision
           for Loan Losses                              16,010     14,299     46,220     43,240
                                               ------------------------------------------------

Noninterest Income:
    Income from Fiduciary Activities                       424        428      1,240      1,347
    Service Charges on Deposit Accounts                  1,270      1,173      3,747      3,544
    Gain on Sale of Investment Securities                   59         --      1,580          1
    Other Operating Income                               1,206        890      3,264      2,489
                                               ------------------------------------------------
        Total Noninterest Income                         2,959      2,491      9,831      7,381
                                               ------------------------------------------------
Noninterest Expense:
    Salaries and Employee Benefits                       6,541      5,702     18,680     17,083
    Occupancy Expense, Net                               1,420      1,430      4,549      4,346
    Equipment Expense                                    1,164      1,130      3,455      3,680
    Amortization of Intangible Assets                      375        375      1,125      1,120
    Professional and Consulting Fees                       290        440        817      1,322
    Other Operating Expense                              2,910      2,814      8,070      8,640
                                               ------------------------------------------------
        Total Noninterest Expense                       12,700     11,891     36,696     36,191
                                               ------------------------------------------------
    Income Before Income Taxes                           6,269      4,899     19,355     14,430
    Income Taxes                                         2,191        912      6,653      2,631
                                               ------------------------------------------------
        Net Income                                    $  4,078   $  3,987    $12,702   $ 11,799
                                               ================================================

Basic and Diluted Earnings Per Share                  $  88.69   $  86.66    $276.14   $ 256.46
                                               ================================================

Weighted Average Shares Outstanding                     45,982     46,007     45,998     46,007
                                               ================================================

See Accompanying Notes to Consolidated Financial Statements.

MIDCITY FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                               YEARS ENDED DECEMBER 31,
                                                        ----------------------------------
                                                              2000       1999       1998
                                                        ----------------------------------
Interest Income:
    Interest and Fees on Loans                            $   79,213   $ 69,971   $ 60,245
    Interest on Federal Funds Sold                             1,588        694      1,310
    Interest on Deposits with Financial Institutions             151         64         21
    Interest and Dividends on Investment Securities:
        United States Treasury Securities                      2,642      6,835     10,886
        United States Government Agency and Corporate SEC    14,615S    10,153      12,401
        Obligations of States and Political Subdivisions       4,119      4,051      3,975
        Mortgage Backed Securities                            18,946     19,744     15,042
        Other Securities                                       2,624      3,148      3,272
                                                          --------------------------------
    Total Interest and Dividends on Investment Securities     42,946     43,931     45,576
                                                          --------------------------------
            Total Interest Income                            123,898    114,660    107,152
Interest Expense:
    Interest on Savings and Time Deposits                     58,373     49,564     48,866
    Interest on Short-term Borrowed Funds                      1,670      1,350        622
    Interest on Federal Home Loan Bank Advances                1,743      1,449          -
                                                          --------------------------------
            Total Interest Expense                            61,786     52,363     49,488
                                                          --------------------------------
    Net Interest Income                                       62,112     62,297     57,664
    Provision for Loan Losses                                  5,073      1,405        770
                                                          --------------------------------
         Net Interest Income After Provision for Loan Loss    57,039     60,892     56,894
                                                          --------------------------------

Noninterest Income:
    Income From Fiduciary Activities                           1,779      1,830      1,637
    Service Charges on Deposit Accounts                        4,685      5,519      5,158
    Gain (Loss) on Sale of Investment Securities                   -         (4)       147
    Other Operating Income                                     3,262      3,242      3,011
                                                          --------------------------------
        Total Noninterest Income                               9,726     10,587      9,953
                                                          --------------------------------
Noninterest Expense:
    Salaries and Employee Benefits                            22,675     21,752     21,463
    Occupancy Expense, Net                                     5,689      5,294      4,859
    Equipment Expense                                          4,862      4,620      3,563
    Amortization of Intangible Assets                          1,494      1,208      1,063
    Professional and Consulting Fees                             839      1,082      1,659
    Other Operating Expense                                   12,595     10,640     10,532
                                                          --------------------------------
        Total Noninterest Expense                             48,154     44,596     43,139
                                                          --------------------------------
    Income Before Income Taxes                                18,611     26,883     23,708
    Income Taxes                                               3,255      8,463      7,237
                                                          --------------------------------
        NET INCOME                                        $   15,356     18,420     16,471
                                                          ================================
Basic and Diluted Earnings Per Share                      $   333.78     398.24     347.83
                                                          ================================

Weighted Average Shares Outstanding                           46,007     46,254     47,354
                                                          ================================

See accompanying Notes to Consolidated Financial Statements.

MIDCITY FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(Amounts in thousands except share and per share data)


                                                                                     Accumulated
                                                                                        Other
                                                                                    Comprehensive
                           Comprehensive                                  Retained  Income, Net of                   Total Stock-
                              Income      Capital Stock  Paid-in Capital  Earnings       Tax        Treasury Stock  holders' Equity
                           --------------------------------------------------------------------------------------------------------
Balance at January 1, 1998                     $1,000        $24,025      $129,877      $  726          $(1,299)       $154,329
Net income                     $16,471                                      16,471                                       16,471
Unrealized holding gains
 on investment securities,
 net of tax                       297
Reclassification
 adjustments for gains
 included in net income,
 net of tax                       (96)
                             -----------
Other comprehensive income,
 net of tax                       201                                                      201                              201

Comprehensive income          $16,672
                             ===========
Sale of 4 shares of
 treasury stock                                                   16                                                         16
Purchase of 578 shares of
 treasury stock                                                                                          (2,940)         (2,940)
Cash dividends declared
 ($60.00 per share)                                                         (2,836)                                      (2,836)
                                              -----------------------------------------------------------------------------------
Balance at December 31,
 1998                                           1,000         24,041       143,512         927           (4,239)        165,241
Net income                    $18,420                                       18,420                                       18,420
Unrealized holding losses
 on investment securities,
 net of tax                      (602)
Reclassification
 adjustments for losses
 included in net income,
  net of tax                        3
                             -----------
Other comprehensive loss,
 net of tax                      (599)                                                    (599)                            (599)

Comprehensive income          $17,821
                             ===========
Sale of 2 shares of
 treasury stock                                                   11                                          1              12
Purchase of 817 shares of
 treasury stock                                                                                          (4,356)         (4,356)
Cash dividends declared
 ($75.00 per share)                                                         (3,457)                                      (3,457)
                                              -----------------------------------------------------------------------------------
Balance at December 31,
 1999                                           1,000         24,052       158,475         328           (8,594)        175,261
Net income                    $15,356                                       15,356                                       15,356
Unrealized holding gains on
 investment securities, net
 of tax                           699

Other comprehensive income,
 net of tax                       699                                                      699                              699
                             -----------
Comprehensive income          $16,055
                             ===========
Cash dividends declared
 ($125.00 per share)                                                        (5,751)                                      (5,751)
                                              -----------------------------------------------------------------------------------
Balance at December 31,
 2000                                           1,000         24,052       168,080       1,027           (8,594)        185,565
Net income (unaudited)        $12,702                                       12,702                                      12,702
Unrealized holding gains
 on investment securities,
 net of tax (unaudited)        13,471
Reclassification
 adjustments for gains
 included in net income,
 net of tax                    (1,027)
                             -----------
Other comprehensive income,
 net of tax                    12,444                                                   12,444                           12,444
                             -----------

Comprehensive income          $25,146
 (unaudited)                 ===========

Purchase of 582 shares
of treasury stock                                                                                       (3,139)          (3,139)
 (unaudited)

Cash dividends declared
 ($105.00 per share)
 (unaudited)                                                                (4,810)                                      (4,810)
                                              -----------------------------------------------------------------------------------
Balance at September 30, 2001
 (unaudited)                                   $1,000        $24,052      $175,972     $13,471         $(11,733)       $202,762
                                              ===================================================================================

See accompanying Notes to Consolidated Financial Statements.

MIDCITY FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS


(Amounts in thousands)                              Nine Months Ended
                                                      September 30,
                                                  ----------------------
                                                     2001         2000        Years Ended December 31,
                                                                          -------------------------------
                                                  (Unaudited) (Unaudited)    2000       1999       1998
                                                  ----------- ----------- ---------- ---------- ---------
Cash Flows from Operating Activities:
    Net income                                      $ 12,702    $ 11,799  $   15,356 $  18,420  $ 16,471
Adjustments to reconcile net income
 to net cash provided by operating
 Activities:
    Depreciation and amortization                       3,208      3,191       4,054     3,863     3,104
    Amortization of intangible assets                   1,125      1,120       1,494     1,208     1,063
    Provision for loan losses                           1,741      3,860       5,073     1,405       770
    Net loss (gain) on disposal of premises and
     equipment                                              -          -         (14)        4       (68)
    Amortization of premiums and discounts on
     investments, net                                     675        777         852     2,461     2,091
    (Gain) loss on the sale of investment s
     ecurities available-for-sale                      (1,580)        (1)         -          4      (147)
    Deferred tax expense (benefit)                         70     (1,215)    (4,189)      (990)   (2,557)
    Decrease (increase) in other assets                (1,405)    (5,485)    (2,212)      (972)    1,025
    (Decrease) increase in other liabilities            2,564        171      1,117     (6,181)    2,126
                                                   -----------------------------------------------------
        Net Cash Provided by Operating Activities      19,100     14,217     21,531     19,222    23,878
                                                   -----------------------------------------------------
Cash Flows from Investing Activities:
    Proceeds from maturities and principal
     repayments of investment securities
     held-to-maturity                                       -    114,333    161,811    328,612   320,192
    Proceeds from maturities of investment
     securities available-for-sale                    197,732      4,576      7,182      4,997     8,744
    Proceeds from sale of investment
     securities available-for-sale                     49,946        580          -     26,528     4,212
    Purchase of investment securities
     held-to-maturity                                       -   (132,525)  (148,280)  (238,019) (309,420)
    Purchase of investment securities
     available-for-sale                              (214,232)    (6,434)   (18,927)    (5,980)  (14,527)
    Net (increase) decrease in loans                  (46,227)     4,484     (1,792)   (63,514   (93,516)
    Capital expenditures on premises and equipment     (2,434)    (2,161)    (3,284)    (4,673)   (8,221)
    Proceeds from sales of premises and equipment          22         11         59         53     7,381
    Cash paid, net of cash and cash equivalents
     acquired in acquisition                                -          -          -    (49,959)        -
                                                   -----------------------------------------------------
        Net Cash (Used in) Provided
         by Investing Activities                      (15,193)   (17,136)    (3,231)    (1,955)  (85,155)
                                                   -----------------------------------------------------

Cash Flows from Financing Activities:
    Net  (decrease) increase in deposits              (36,750)     9,741     25,215    (10,078)   67,305
    Net increase in short-term borrowed funds          15,792     27,115      8,033     11,296     4,280
    Repayments of Federal Home Loan Bank Advances      (8,000)   (11,000)   (13,000)   (19,500)        -
    Sale of Treasury stock                                  -          -          -         12        16
    Purchase of treasury stock                         (3,139)         -          -     (4,356)   (2,940)
    Dividends paid                                     (4,810)    (4,140)    (5,751)    (3,239)   (2,844)
                                                   -----------------------------------------------------
        Net Cash (Used in) Provided by
         Financing Activities                         (36,907)    21,716     14,497    (25,865)   65,817
                                                   -----------------------------------------------------
    Net (Decrease) Increase in Cash and Cash
     Equivalent                                       (33,000)    18,797     32,797     (8,598)    4,540
    Cash and Cash Equivalents at Beginning of
     Period                                            97,310     64,513     64,513     73,111    68,571
                                                   -----------------------------------------------------
    Cash and Cash Equivalents at End of Period      $  64,310   $ 83,310  $  97,310  $  64,513  $ 73,111
                                                   =====================================================

See accompanying Notes to Consolidated Financial Statements.


(Amounts in thousands)                              Nine Months Ended
                                                      September 30,
                                                  ----------------------
                                                     2001         2000        Years Ended December 31,
                                                                          ------------------------------
                                                  (Unaudited) (Unaudited)   2000      1999       1998
                                                  ----------- ----------- -------- ---------- ----------
Supplemental Disclosures of Cash Flow
 Information
    Cash paid during the period for:
        Interest on deposits and other
         borrowed funds                            $ 44,505    $44,159    $61,637   $ 52,076    $49,546
        Income taxes                                  3,500      5,370      7,150     10,670      9,403

Supplemental Schedule of Noncash Investing
 Activities
    Transfer of investment securities from
     held-to-maturity to available-for-sale        $660,311          -          -          -          -
    Acquisition of Damen Financial Corporation:
        Assets acquired:
            Investment securities                                                   $ 83,386
            Loans, net                                                               117,770
            Premises and equipment                                                     4,859
            Other assets                                                               2,298
            Excess of cost over fair value of
             net assets acquired                                                      10,592
                                                                                    ----------
                                                                                     218,905
                                                                                    ----------
        Liabilities assumed
            Deposits                                                                 106,895
            FHLB advances                                                             54,500
            Other liabilities                                                          7,551
                                                                                    ----------
                                                                                     168,946
                                                                                    ----------
            Net assets acquired                                                     $ 49,959


See accompanying Notes to Consolidated Financial Statements.

MIDCITY FINANCIAL CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The accounting and reporting policies of MidCity Financial Corporation and its subsidiaries (MidCity Financial) conform to accounting principles generally accepted in the United States of America. Generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities. Actual results could differ from those estimates. The following is a description of the most significant accounting policies:

BUSINESS: MidCity Financial provides a full range of banking services to individual and corporate customers through its banking subsidiaries principally in metropolitan Chicago, Illinois, Oklahoma City, Oklahoma and Dallas, Texas. It is subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities.

CONSOLIDATION: The consolidated financial statements include the accounts of MidCity Financial Corporation and its wholly owned subsidiaries: The Mid-City National Bank of Chicago, First National Bank of Morton Grove, First National Bank of Elmhurst, Union Bank and Trust Company, Abrams Centre National Bank and MidCity Information Services, Inc. Significant intercompany accounts and transactions are eliminated in consolidation.

STATEMENT OF CASH FLOWS: For purposes of reporting cash flows, cash and cash equivalents include cash, amounts due from banks, and federal funds sold.

INVESTMENT SECURITIES: MidCity Financial has classified its investment securities as either available-for-sale or held-to-maturity. Held-to-maturity securities are those securities, which MidCity Financial has the ability and positive intent to hold until maturity. All other securities not included in held-to-maturity are classified as available-for-sale. Sales of investment securities held-to-maturity within three months of maturity are treated as maturities.

Available-for-sale securities are recorded at fair value. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are reported as a separate component of stockholders' equity until realized. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Premiums and discounts are amortized or accreted over the life of the security as an adjustment of yield using the interest method. Realized gains and losses are included in earnings and are derived using the specific identification method. A decline in the market value of any security below cost that is deemed other than temporary results in a charge to earnings thereby establishing a new cost basis for the security.

LOANS: Unearned income on discounted loans is recognized as income using the sum-of-the-months' digits method. On nondiscounted loans, interest is accrued as earned. Loans are placed on a nonaccrual status when, in the opinion of management, uncertainty exists as to the ultimate collection of such interest. MidCity Financial defers loan origination fees and certain direct costs and amortizes the net amount over the life of the loan or lease as an adjustment of yield using the interest method.

MidCity Financial's nonperforming loan policies, which address nonaccrual loans and any other loans where it is probable that MidCity Financial will be unable to collect all amounts due according to the contractual terms of the loan, meet the definition set forth for impaired loans in Financial Accounting Standard's Board Statement No. 114 (SFAS No. 114). Commercial and commercial real estate loans meeting the above criteria are reported as impaired loans for disclosure purposes. Small, homogeneous loans are excluded from the provisions of SFAS No. 114.

ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses is maintained through a provision for loan losses charged to expense. The allowance represents an amount that, in management's judgment, is adequate to absorb probable loan losses. The allowance for loan losses is based on management's evaluation of the loan portfolio giving consideration to general economic conditions, the nature and volume of the loan portfolio, the value of underlying collateral, and MidCity Financial's historical loan loss experience. Loans are charged off to the allowance for loan losses when deemed uncollectible. Recoveries on loans previously charged off are credited to the allowance for loan losses.

In addition, various regulatory agencies, as an integral part of their examination process, periodically review the subsidiary banks' allowances for loan losses. Such agencies may require the subsidiary banks to recognize additions to the allowances based on their judgments of information available to them at the time of their examination.

PREMISES, EQUIPMENT AND LEASEHOLD IMPROVEMENTS: Premises, equipment, and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation is provided on the straight-line and declining-balance methods based on the estimated useful lives of the depreciable assets which for buildings is forty years, and for furniture and fixtures, five to seven years. Leasehold improvements are amortized over the term of the related lease or the estimated useful lives of the improvements, whichever is shorter.

INCOME TAXES: MidCity Financial's Federal income tax returns are prepared on a consolidated basis. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases (temporary differences). Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets exists when, in management's opinion, the realization of the assets does not meet the "more likely than not" criterion.

INTANGIBLE ASSETS: Intangible assets consist of core deposit premiums and goodwill arising from business combinations. Core deposit premiums represent the value assigned to the core deposit base acquired and is amortized over eight years. Goodwill is amortized over fifteen years.

MidCity Financial reviews long-lived assets and certain identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The impairment is measured based on the undiscounted future cash flows from the use of the asset and its eventual disposition. If expected future cash flows are less than the carrying amount of the asset, an impairment loss is recognized based on current fair values.

COMPREHENSIVE INCOME: Comprehensive income consists of net income and net unrealized gains (losses) on securities available-for-sale and is presented in the statements of income.

SEGMENT REPORTING: MidCity Financial uses a regional approach for determining segment reporting. Based on the regional approach, MidCity Financial operates in two major metropolitan areas, Chicago, Illinois and Oklahoma City, Oklahoma.

EARNINGS PER SHARE: Earnings per share is determined by dividing net income for the period by the weighted average number of shares outstanding. MidCity Financial only has one class of common stock issued and outstanding. No stock options have been issued or are outstanding nor does it have any other forms of dilutive equity shares.

Earning per common share have been computed for the years ended December 31, 2000, 1999 and 1998 based on the following (in thousands except share data):

                                                        2000            1999            1998
                                                   -------------- ---------------- --------------
Net income                                                $15,356          $18,420        $16,471
Weighted average shares outstanding                        46,007           46,254         47,354
Basic and diluted earnings per share                      $333.78          $398.24        $347.83

RECLASSIFICATION: Certain amounts in the consolidated financial statements have been reclassified to conform to the 2000 presentation.

NEW ACCOUNTING STANDARDS: MidCity Financial adopted SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" on January 1, 2001. The adoption had an immaterial impact on the financial condition or results from operations of MidCity Financial. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific accounting criteria are met and the hedge is considered to be highly effective. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. In conjunction with the adoption of SFAS No. 133, MidCity Financial transferred securities previously designated as held-to-maturity with an amortized cost of $660,311,000 and a fair value of $661,979,000 to available-for-sale.


INTERIM FINANCIAL STATEMENTS: The consolidated financial statements as of September 30, 2001 and for the three and nine months ended September 30, 2001 and 2000 are unaudited, but in the opinion of management, reflect all adjustments, consisting only of a normal and recurring nature, necessary for a fair presentation. These interim financial statements are condensed, and do not include all disclosures required by accounting principles generally accepted in the United States of America.

NOTE 2 - RESTRICTIONS ON CASH AND DUE FROM BANKS Aggregate reserves (in the form of vault cash and deposits with Federal Reserve banks) of $4,112,000 and $3,862,000 were maintained to satisfy federal regulatory requirements at December 31, 2000 and 1999, respectively.

NOTE 3 - INVESTMENT SECURITIES
The amortized cost, gross unrealized holding gains, gross unrealized holding losses, and fair value for investment securities by major security type at December 31, 2000 and 1999 were as follows:

                                                                    Gross       Gross
                                                               Unrealized  Unrealized
                                                    Amortized     Holding     Holding        Fair
December 31, 2000 (in thousands)                         Cost       Gains      Losses       Value
                                                 ------------------------------------------------
Available-for-sale:
    U.S. Treasury securities                     $     10,039     $    38   $    (14)   $  10,063
    U.S. Government agency securities                  19,667         228        (40)      19,855
    Mortgage-backed securities                          7,398           1       (104)       7,295
    Corporate securities                                1,028           1         (1)       1,028
    Equity securities                                  10,071       1,561        (91)      11,541
                                                 ------------------------------------------------
        Total                                    $     48,203     $ 1,829   $   (250)   $  49,782
                                                 ------------------------------------------------
Held-to-maturity:
    U.S. Treasury securities                     $     13,993     $    30   $      -    $  14,023
    U.S. Government agency securities                 269,091       2,848       (633)     271,306
    Obligations of states and political
      subdivisions                                     91,626         507       (153)      91,980
    Mortgage-backed securities                        254,848         636     (1,652)     253,832
    Corporate securities                               30,743          90         (5)      30,828
    Debt securities issued by foreign
      governments                                          10           -           -          10
                                                 ------------------------------------------------
        Total                                    $    660,311     $ 4,111  $ (2,443)   $ 661,979
                                                 ------------------------------------------------
                                                                    Gross       Gross
                                                               Unrealized  Unrealized
                                                    Amortized     Holding     Holding        Fair
December 31, 1999 (in thousands)                         Cost       Gains      Losses       Value
                                                 ------------------------------------------------
Available-for-sale:
    U.S. Treasury securities                     $      8,859     $     2   $    (99)   $   8,762
    U.S. Government agency securities                   7,197           -       (223)       6,974
    Mortgage-backed securities                         11,251           1       (366)      10,886
    Equity securities                                   9,151       1,340       (151)      10,340
                                                 ------------------------------------------------
        Total                                    $     36,458     $ 1,343   $   (839)   $  36,962
                                                 ------------------------------------------------
Held-to-maturity:
    U.S. Treasury securities                     $     67,085     $    99   $   (148)   $  67,036
    U.S. Government agency securities                 157,624          42     (3,750)     153,916
    Obligations of states and political
      subdivisions                                     95,647         108     (1,195)      94,560
    Mortgage-backed securities                        317,988          83     (8,777)     309,294
    Corporate securities                               36,331          16       (118)      36,229
    Debt securities issued by foreign
      governments                                          20           -           -          20
                                                 ------------------------------------------------
        Total                                    $    674,695     $   348   $(13,988)   $ 661,055
                                                 ------------------------------------------------

Maturities of investment securities were as follows at December 31, 2000 (maturities of mortgage-backed securities have been presented based upon estimated cash flows, assuming no change in the current interest rate environment):

                                                         Amortized          Fair
(in thousands)                                              Cost           Value
                                                   ---------------------------------
Available-for-sale:
    Due in one year or less                         $       17,919       $  17,867
    Due after one year through five years                   18,839          19,034
    Due after five years through ten years                   1,141           1,114
    Due after ten years                                        233             226
    Equity securities                                       10,071          11,541
                                                   ---------------------------------
        Total                                       $       48,203       $  49,782
                                                   ---------------------------------
Held-to-maturity:
    Due in one year or less                         $      246,533       $ 245,996
    Due after one year through five years                  385,174         387,317
    Due after five years through ten years                  22,376          22,415
    Due after ten years                                      6,228           6,251
                                                   ---------------------------------
        Total                                       $      660,311       $ 661,979
                                                   ---------------------------------

Gross gains of $35,000 in 1999 and $147,000 in 1998 and gross losses of $39,000 in 1999 were realized on sale proceeds of $26,528,000 in 1999 and $4,212,000 in 1998. No securities were sold in 2000.

Investment securities carried at $165,071,000 and $133,862,000 at December 31, 2000 and 1999, respectively, were pledged to secure public deposits, securities sold under agreements to repurchase, and for other purposes required by law.

NOTE 4 - LOANS
The major categories within the loan portfolio were as follows:

December 31 (in thousands)                                 2000            1999
                                                   ---------------------------------
Commercial and industrial loans                     $      286,489     $ 270,233
Real estate loans                                          644,943       653,163
Consumer loans                                              27,835        35,573
Other loans                                                  1,962         2,056
                                                   ---------------------------------
                                                           961,229       961,025
Less: unearned income, unamortized loan
  fees and costs                                            (1,042)       (1,146)
                                                   ---------------------------------
    Total                                           $      960,187     $ 959,879
                                                   ---------------------------------

Activity in the allowance for loan losses during 2000, 1999 and 1998 were as follows:


(in thousands)                                          2000          1999         1998
                                                 -------------------------------------------
Balance,  beginning of year                       $      9,410        9,564        9,341
Allowance on acquired loans                                  -          465            -
Provision for loan losses                                5,073        1,405          770
Loans charged off                                       (1,721)      (2,388)        (737)
Recoveries                                                 237          364          190
                                                 -------------------------------------------
    Balance,  end of year                         $     12,999        9,410        9,564
                                                 -------------------------------------------

Nonaccrual loans and loans past due ninety days or more were $10,755,000, $6,300,000 and $2,477,000 as of December 31, 2000, 1999 and 1998, respectively.
Of the loans past due ninety days or more, $4,242,000 and $458,000 were still accruing interest as of December 31, 2000 and 1999, respectively. The reduction in interest income associated with nonaccrual loans, based on their original contractual terms, was approximately $667,000, $412,000 and $185,000 for the years ended December 31, 2000, 1999 and 1998, respectively.



(in thousands)                                                   2000          1999       1998
                                                              ----------     -------    -------
Total impaired loans (at December 31)                         $   14,882       8,818      5,853
Impaired loans for which there is related allowance (at
    December 31)                                              $   11,806       8,369      3,573
Related allowance                                                 (2,684)     (1,835)    (1,173)
                                                              ----------     -------    -------
    Balance, net of allowance                                 $    9,122       6,534      2,400
                                                              ==========     =======    =======
Impaired loans for which there is no related allowance (at
    December 31)                                              $    3,076         449      2,280
                                                              ----------     -------    -------
Average amount of impaired loans outstanding during year      $   12,738       6,301      4,507
Interest income on impaired loans recorded on a cash basis    $       72          71         22


NOTE 5 - PREMISES, EQUIPMENT, AND LEASEHOLD IMPROVEMENTS
The following is a summary of premises, equipment, and leasehold improvements at December 31, 2000 and 1999:


(in thousands)                                                               2000            1999
                                                                   -------------- ---------------
Land and land improvements                                         $        6,696           6,696
Buildings                                                                  20,023          19,989
Furniture and fixtures                                                     28,689          26,276
Building and leasehold improvements                                        12,640          11,848
                                                                   -------------- ---------------
    Total cost                                                             68,048          64,809
Less: accumulated depreciation and amortization                            34,021          29,967
                                                                   -------------- ---------------
    Total                                                          $       34,027          34,842
                                                                   -------------- ---------------

Depreciation expense totaled $4,054,000, $3,863,000 and $3,104,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

NOTE 6 - INTEREST-BEARING DEPOSITS
Interest-bearing deposits consisted of:


December 31 (in thousands)                                                   2000            1999
                                                                   -------------- ---------------
NOW                                                                $      103,573 $       105,113
Money market                                                              261,865         271,157
Savings                                                                   191,522         247,847
Time $100,000 and over                                                    240,865         198,397
Time under $100,000                                                       494,967         446,762
                                                                   -------------- ---------------
    Total                                                          $    1,292,792   $   1,269,276
                                                                   -------------- ---------------

Interest expense on interest-bearing deposits consisted of:


(in thousands)                                                       2000       1999       1998
                                                              -----------  ---------  ---------
NOW                                                              $  1,913   $  1,970   $  2,034
Money market                                                       12,242      9,871      8,226
Savings                                                             5,185      6,509      5,279
Time $100,000 and over                                             12,690      9,334      8,528
Time under $100,000                                                26,343     21,880     24,799
                                                              -----------  ---------  ---------
        Total                                                     $58,373    $49,564    $48,866
                                                              ===========  =========  =========

NOTE 7 - FEDERAL HOME LOAN BANK ADVANCES
Federal Home Loan Bank Advances are summarized as follows as of December 31, 2000 and 1999:


December 31 (in thousands)                       2000                         1999
                                     ----------------------------------------------------------
                                        Weighted                     Weighted
                                        Average                      Average
                                        Interest                     Interest
Due in:                                   Rate         Amount          Rate          Amount
-----------------------------------------------------------------------------------------------
2000                                       -               $     -    6.16%       $      12,000
2001                                     6.56%              10,000    6.56%              10,000
2002                                     6.30%               6,000    6.17%               7,000
2003                                     5.85%               2,000    5.85%               2,000
2008 (callable on a quarterly basis)     5.11%               3,000    5.11%               3,000
Variable rate, due in 2008               6.27%               1,000    5.13%               1,000
                                     ----------------------------------------------------------
     Total                               6.29%             $22,000    6.00%       $      35,000
                                     ==========================================================

Advances in the amount of $3,000,000 are callable on a quarterly basis and are due in 2008.

A collateral pledge agreement exists whereby at all times, MidCity Financial must keep on hand, free of all other pledges, liens, and encumbrances, first mortgages with unpaid principal balances aggregating no less than 167% of the outstanding secured advances from the Federal Home Loan Bank. All stock in the Federal Home Loan Bank is pledged as additional collateral for these advances.

NOTE 8 - INCOME TAXES
The components of Federal income tax expense (benefit) are shown in the following summary:


Years ended December 31 (in thousands)                         2000            1999            1998
                                                     --------------  -------------- ---------------
Current                                              $       7,444   $        9,453 $         9,794
Deferred                                                    (4,189)            (990)         (2,557)
                                                     --------------  -------------- ---------------
    Total                                            $       3,255   $        8,463 $         7,237
                                                     --------------  -------------- ---------------

The tax effects of temporary differences that gave rise to significant portions of the deferred tax assets and deferred tax liabilities were as follows:


December 31 (in thousands)                                                   2000            1999
                                                                   -------------- ---------------
Assets:
    Provision for loan losses                                         $     4,056     $     2,290
    Depreciation                                                               71              49
    Deferred compensation                                                   1,234           1,230
    Deferred gain on sale of building                                         188             214
    Federal net operating loss carryforward                                 1,061           1,210
    State net operating loss carryforwards, net                             2,503           3,700
                                                                   -------------- ---------------
        Total deferred tax assets                                           9,113           8,693
    Valuation allowance on state net operating loss carryforwards               -          (3,628)
                                                                   -------------- ---------------
        Total deferred tax assets, net of valuation allowance               9,113           5,065
                                                                   -------------- ---------------
Liabilities:
    Purchase accounting adjustments                                        (1,572)         (1,566)
    Accretion on investments                                                 (415)           (321)
    Other, net                                                                (13)           (254)
                                                                   -------------- ---------------
        Total deferred tax liabilities                                     (2,000)         (2,141)
                                                                   -------------- ---------------
Net deferred tax asset                                                      7,113           2,924
                                                                   ============== ===============
    Net unrealized holding gains on securities available-for-sale            (553)           (176)
                                                                   ============== ===============
Net deferred tax asset                                                 $    6,560     $     2,748
                                                                   -------------- ---------------

MidCity Financial's state net operating loss carryforwards totaling approximately $53,597,000 at December 31, 2000 expire beginning in 2002 through 2012. MidCity Financial's Federal net operating loss carryforwards totaling approximately $3,031,000 at December 31, 2000 expire in 2014. MidCity Financial has recognized in 2000 that it is more likely that not that the future tax benefits related to state net operating loss carryforwards will be realized. Accordingly, the valuation allowance on these deferred tax assets previously established has been eliminated.

The effective income tax rate was 17.5% in 2000, 31.5% in 1999 and 30.5% in 1998 as compared to the expected Federal income tax rate of 35%. The reasons for these differences were as follows:


Years ended December 31 (in thousands)                         2000         1999          1998
                                                      ------------- ------------ -------------
Federal income tax at expected statutory rate          $      6,514 $      9,409  $      8,298
Increase (decrease) in taxes resulting from:
    Tax-exempt income, net                                   (1,307)      (1,379)       (1,255)
    Reversal of valuation allowance on state net
        operating loss carryforwards, net of state
        tax expense                                          (2,477)           -             -
    Other, net                                                  525          433           194
                                                      ------------- ------------ -------------
        Total                                          $      3,255 $      8,463   $     7,237
                                                      ------------- ------------ -------------

NOTE 9 - LEASE COMMITMENTS
Rental expense for all operating leases amounted to approximately $2,232,000, $2,215,000 and $1,927,000 in 2000, 1999 and 1998, respectively. In 1998,
Mid-City National Bank sold its North Riverside building for $7,350,000 and leased back a portion of the building under an operating lease. The gain of $1,423,000 realized on that transaction was deferred and is amortized over the remaining term of the lease of ten years.

Future minimum rental commitments as of December 31, 2000, for all noncancellable leases were as follows:

                                                                                 (In thousands)
                                                                              -----------------
2001                                                                                   $  1,872
2002                                                                                      1,897
2003                                                                                      1,920
2004                                                                                      1,603
2005                                                                                      1,453
Thereafter                                                                                5,594
                                                                              -----------------
    Total                                                                               $14,339
                                                                              -----------------

NOTE 10 - BENEFIT PLANS
Substantially all employees of MidCity Financial meeting certain service requirements are eligible to participate in a contributory profit sharing plan administered by MidCity Financial. Voluntary contributions by employees are permitted, subject to certain limitations. Company contributions were based solely on the performance of MidCity Financial. Contributions were $1,236,000 for 2000, $1,270,000 for 1999 and $1,125,000 for 1998.

Several key MidCity Financial employees are eligible for contributions under a deferred compensation plan. Company contributions were $106,000, $109,000 and $97,000 in 2000, 1999 and 1998, respectively. Total liabilities outstanding under this plan were $3,163,000 and $2,898,000 as of December 31, 2000 and 1999, respectively.

NOTE 11 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
MidCity Financial is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. Those financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated statements of condition. The contract amounts of those instruments reflect the extent of involvement MidCity Financial has in particular classes of financial instruments.

MidCity Financial's exposure to credit loss in the event of nonperformance by one of the other parties to the financial instruments, for commitments to extend credit and standby letters of credit, is represented by the contractual amount of those instruments. MidCity Financial uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. Financial instruments whose contract amounts represent credit risk at December 31, 2000, were as follows:


(in thousands)
Commitments to extend credit                                                           $194,785
Standby letters of credit                                                                 7,537

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. MidCity Financial evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by MidCity Financial, upon extension of credit is based on management's credit evaluation of the counterparty. Certain commitments are unsecured. Collateral held for the secured commitments varies but may include real estate, inventory, automobiles, equipment, securities, and certificates of deposit.

Standby letters of credit are conditional commitments issued by MidCity Financial to guarantee the performance of a customer to a third party. Those guarantees are primarily used to support private borrowing arrangements. All of the standby letters of credit at December 31, 2000 are short-term guarantees; they expire on or before December 31, 2001. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. When deemed necessary, MidCity Financial may hold a variety of collateral to support these commitments, including real estate, accounts receivable, inventory, and certificates of deposit.

NOTE 12 - RELATED PARTY LOANS AND COMMITMENTS
Aggregate loans outstanding to MidCity Financial and bank subsidiary executive officers, directors, principal stockholders, and other related parties were approximately $19,001,000 and $8,221,000 at December 31, 2000 and 1999,
respectively. These loans and commitments were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers of the subsidiary banks, and did not involve more than the normal risk of collectibility or present other unfavorable features. An analysis of the activity related to these loans for the year ended December 31, 2000 is as follows:

Balance, beginning of year (in thousands)                                      $          8,221
Additions                                                                                15,583
Principal payments and other reductions                                                  (4,803)
                                                                               ----------------
Balance, end of year                                                           $         19,001
                                                                               ================

NOTE 13 - CONCENTRATION OF CREDIT RISK
MidCity Financial grants commercial, real estate, and consumer loans to customers principally located in the metropolitan areas of Chicago, Illinois, Oklahoma City, Oklahoma and Dallas, Texas. Although MidCity Financial has a diversified loan portfolio, a substantial portion of the debtors' ability to honor their loan contracts is dependent upon the overall economy of these metropolitan areas.

NOTE 14 - CONTINGENT LIABILITIES
In the ordinary course of business, MidCity Financial and its subsidiaries became involved in various matters of litigation. In the opinion of management, after considering the advice of counsel, the ultimate resolution of these proceedings will not have a material effect on the consolidated financial condition, or operating results of MidCity Financial.

NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS
Fair value estimates, methods, and assumptions are set forth below for MidCity Financial's financial instruments.

                                                         2000                       1999
                                              -----------------------------------------------------
                                                  Carrying          Fair      Carrying         Fair
December 31 (in thousands)                           Value         Value         Value        Value
                                              -----------------------------------------------------
Financial Assets:
    Cash and due from banks                   $     67,535        67,535   $    56,813       56,813
    Federal funds sold                              29,775        29,775         7,700        7,700
    Investment securities available-for-sale        49,782        49,782        36,962       36,962
    Investment securities held-to-maturity         660,311       661,979       674,695      661,055
    Loans, net                                     947,188       967,383       950,469      954,375
    Accrued interest receivable                     14,225        14,225        12,081       12,081
Financial Liabilities:
    Noninterest-bearing deposits              $    277,339       277,339   $   275,640      275,640
    Interest-bearing deposits                    1,292,792     1,294,847     1,269,276    1,269,276
    Short-term borrowed funds                       35,187        35,162        27,154       27,154
    Federal Home Loan Bank Advances                 22,000        21,990        35,000       34,884
    Accrued interest payable                         5,430         5,430         4,434        4,434
Off-balance Sheet Financial Instruments:
    Commitments to extend credit                         -           640             -          650
    Standby letters of credit                            -           151             -          174

CASH AND DUE FROM BANKS: The carrying amount of cash and due from banks approximates its fair value.

INVESTMENT SECURITIES: The carrying amounts for short term investments, which include federal funds sold and interest-bearing deposits with financial institutions, approximate fair value because they mature in one year or less and do not present unanticipated credit concerns. The fair value of longer-term U.S. Treasury and U.S. Government agency securities, equity securities, and mortgage-backed securities, except certain obligations of states and political subdivisions, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of certain obligations of states and political subdivisions is not readily available through market sources other than dealer quotations, so fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

LOANS: Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial and industrial, real estate, and consumer loans. Each loan category is further segmented into fixed and adjustable rate interest terms.

The fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturity, using rates of notes of similar terms and type. The estimate of the maturity is based on industry forecast experience with repayments for each loan classification, modified by an estimate of the effect of current economic and lending conditions. The fair value of variable rate loans repricing within three months was assumed to be at carrying value.

Fair value for nonperforming loans is based on recent external appraisals of the related collateral. If appraisals are not available, estimated cash flows are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows, and discount rates are determined using available market information and specific borrower information.

LIABILITIES: The fair value of deposits with no stated maturity, such as demand deposits, NOW, money market, savings, and money market accounts, is equal to the amount payable on demand as of December 31, 2000 and 1999. The fair value of time deposits is based on the discounted value of contractual cash flows. The discount rate is estimated using the rates currently offered on similar remaining maturities. If the fair value is less than the amount payable on demand, the fair value disclosure is the amount payable on demand.

The carrying amounts for short-term borrowings, which include federal funds purchased and securities sold under agreement to repurchase, approximate fair value for instruments with maturities of 90 days or less. The fair value of short-term borrowings with maturities of greater than 90 days is based on the discounted value of contractual cash flows.

The fair value of Federal Home Loan Bank Advances is based on the discounted value of contractual cash flows. The discount rate is estimated using the published rates currently offered on similar remaining maturities.

The fair value estimates above do not include the benefit that results from the low-cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market.

COMMITMENTS TO EXTEND CREDIT AND STANDBY LETTERS OF CREDIT: The value of commitments to extend credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties. For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.

The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties.

LIMITATIONS: Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale, at one time, MidCity Financial's entire holdings of particular financial instruments. Because no market exists for a significant portion of MidCity Financial's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. For example, MidCity Financial has a trust department that contributes net fee income annually. The trust department is not considered a financial instrument, and its value has not been incorporated into the fair value estimates. Other significant assets and liabilities that are not considered financial assets or liabilities for disclosure purposes include the deferred tax assets, premises and equipment and intangible assets. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

NOTE 16 - ACQUISITION
On July 1, 1999, MidCity Financial assumed the liabilities and purchased the assets of Damen Financial Corporation (Damen). A purchase price of $50,454,000 was paid for 100% of Damen's outstanding common stock. The acquisition was accounted for as a purchase, and assets and liabilities were recorded at fair value. The excess cost over fair value of the net assets acquired of $10,592,000 was recorded as goodwill and is being amortized over fifteen years on a straight-line basis. The results of Damen's operations for the period July 1, 1999 through December 31, 1999 are included in the 1999 consolidated statement of income.

The unaudited pro forma results of operations, which follow, assume that the Damen acquisition had occurred on January 1, 1998. In addition to combining the historical results of operations of the companies, the pro forma calculations include purchase accounting adjustments related to the acquisition. The pro forma calculations do not include any anticipated cost savings as a result of the merger.

Unaudited pro forma consolidated results of operations for the years ended December 31, 1999 and 1998 are as follows (in thousands except per share data):

                                                                             1999            1998
                                                                     ------------------------------
Net interest income                                                       $66,815         $64,234
Net income                                                                 19,624          18,399

Basic and diluted earnings per share                                      $424.27         $388.54

The pro forma results of operations are not necessarily indicative of the actual results of operations that would have occurred had the Damen acquisition actually taken place at the beginning of the respective periods, or of results which may occur in the future.

NOTE 17 - REGULATORY MATTERS
Federal and state banking regulations and capital guidelines limit the amount of dividends that may be paid by banks. These regulations will permit the banking subsidiaries of MidCity Financial to distribute dividends during 2001 approximately $12,599,000 plus income generated in 2001, without prior approval, subject to capital guidelines.

MidCity Financial and its subsidiary banks are subject to various regulatory capital requirements administered by Federal regulatory agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on MidCity Financial's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, MidCity Financial must meet specific capital guidelines that involve quantitative measures of MidCity Financial's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. MidCity Financial's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting, and other factors.

Quantitative measures established by regulation to ensure adequacy require MidCity Financial to maintain minimum amounts and ratios as set forth below. Management believes, as of December 31, 2000, that MidCity Financial meets all capital adequacy requirements to which it is subject.

As of December 31, 2000, and 1999 the most recent notifications from the subsidiary banks' regulatory agencies categorized the banks as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events that have occurred since the most recent notifications that management believes have changed the institutions' categories.

                                                                                         To Be Well
                                                                                      Capitalized Under
                                                                     For Capital      Prompt Corrective
                                                    Actual        Adequacy Purposes   Action Provisions
                                            -----------------------------------------------------------
As of December 31, 2000 (in thousands)        Amount    Ratio     Amount    Ratio     Amount    Ratio
                                            -----------------------------------------------------------
 Total Capital to Risk Weighted Assets
    Consolidated                             $180,878     16.9%   $85,804      8.0%  $107,255     10.0%
    The Mid-City National Bank of Chicago      76,778     12.9%    47,504      8.0%    59,381     10.0%
    First National Bank of Morton Grove        23,866     13.1%    14,634      8.0%    18,293     10.0%
    First National Bank of Elmhurst            14,162     12.8%     8,884      8.0%    11,105     10.0%
    Union Bank and Trust                       27,526     17.9%    12,311      8.0%    15,389     10.0%
    Abrams Centre National Bank                 9,111     18.1%     4,028      8.0%     5,036     10.0%
 Tier I Capital to Risk Weighted Assets
    Consolidated                             $167,879     15.7%   $42,902      4.0%    64,353      6.0%
    The Mid-City National Bank of Chicago      70,664     11.9%    23,752      4.0%    35,628      6.0%
    First National Bank of Morton Grove        21,948     12.0%     7,317      4.0%    10,976      6.0%
    First National Bank of Elmhurst            12,951     11.7%     4,442      4.0%     6,663      6.0%
    Union Bank and Trust                       25,951     16.7%     6,156      4.0%     9,233      6.0%
    Abrams Centre National Bank                 8,478     16.8%     2,014      4.0%     3,021      6.0%
 Tier I Capital to Average Assets
    Consolidated                             $167,879      9.3%   $54,244      3.0%    90,406      5.0%
    The Mid-City National Bank of Chicago      70,664      7.4%    28,496      3.0%    47,493      5.0%
    First National Bank of Morton Grove        21,948      7.2%     9,111      3.0%    15,185      5.0%
    First National Bank of Elmhurst            12,951      7.6%     5,115      3.0%     8,525      5.0%
    Union Bank and Trust                       25,591      8.9%     8,679      3.0%    14,466      5.0%
    Abrams Centre National Bank                 8,478      9.2%     2,777      3.0%     4,628      5.0%

                                                                                         To Be Well
                                                                                      Capitalized Under
                                                                     For Capital      Prompt Corrective
                                                    Actual        Adequacy Purposes   Action Provisions
                                            -----------------------------------------------------------
As of December 31, 1999 (in thousands)        Amount    Ratio     Amount    Ratio     Amount    Ratio
                                            -----------------------------------------------------------
 Total Capital to Risk Weighted Assets
    Consolidated                             $166,269     15.9%   $83,817      8.0%  $104,771     10.0%
    The Mid-City National Bank of Chicago      72,583     12.7%    45,593      8.0%    56,991     10.0%
    First National Bank of Morton Grove        22,418     13.5%    13,290      8.0%    16,613     10.0%
    First National Bank of Elmhurst            13,682     12.5%     8,756      8.0%    10,945     10.0%
    Union Bank and Trust                       28,599     17.3%    13,260      8.0%    16,575     10.0%
    Abrams Centre National Bank                 7,996     15.0%     4,276      8.0%     5,345     10.0%
 Tier I Capital to Risk Weighted Assets
    Consolidated                             $156,859     15.0%   $41,908      4.0%    62,863      6.0%
    The Mid-City National Bank of Chicago      68,755     12.1%    22,796      4.0%    34,195      6.0%
    First National Bank of Morton Grove        21,272     12.8%     6,645      4.0%     9,968      6.0%
    First National Bank of Elmhurst            12,767     11.7%     4,378      4.0%     6,567      6.0%
    Union Bank and Trust                       26,517     16.0%     6,630      4.0%     9,945      6.0%
    Abrams Centre National Bank                 7,346     13.7%     2,138      4.0%     3,207      6.0%
 Tier I Capital to Average Assets
    Consolidated                             $156,859      8.7%   $54,339      3.0%    90,564      5.0%
    The Mid-City National Bank of Chicago      68,755      7.2%    28,809      3.0%    48,015      5.0%
    First National Bank of Morton Grove        21,272      7.5%     8,568      3.0%    14,280      5.0%
    First National Bank of Elmhurst            12,767      7.7%     4,978      3.0%     8,297      5.0%
    Union Bank and Trust                       26,517      8.5%     9,351      3.0%    15,586      5.0%
    Abrams Centre National Bank                 7,346      8.8%     2,515      3.0%     4,191      5.0%

NOTE 18 - CONDENSED PARENT COMPANY FINANCIAL INFORMATION
The condensed financial statements of MidCity Financial Corporation (parent company only) are presented below:


Balance Sheets

December 31,  (Amounts in thousands)                                            2000       1999
-----------------------------------------------------------------------------------------------
Assets
     Cash                                                                $    28,710  $  19,435
     Investment securities                                                     1,985      1,897
     Investments in subsidiaries                                             160,105    157,890
     Other assets                                                              1,454      1,757
                                                                         ----------------------
          Total Assets                                                   $   192,254  $ 180,979
                                                                         ======================

Liabilities and Stockholders' Equity
     Other liabilities                                                   $     6,689  $  95,718
     Stockholders' equity                                                    185,565    175,261
                                                                         ----------------------
          Total Liabilities and stockholders' Equity                     $   192,254  $ 180,979
                                                                         ======================

Statements of Income

Years ended December 31, (amounts in thousands)                      2000       1999       1998
-----------------------------------------------------------------------------------------------

     Dividends from subsidiaries                              $    17,300 $   11,150  $  14,050
     Service fees from subsidiaries                                 4,692      3,813        927
     Interest and other noninterest income                            875        831      1,031
                                                              ---------------------------------
          Total income                                             22,867     15,794     16,008
                                                              ---------------------------------

     Salaries and employee benefits                                 7,804      7,029      5,263
     Other noninterest expense                                      3,393      2,614      3,001
                                                              =================================
          Total expense                                            11,197      9,643      8,264
                                                              ---------------------------------
               Income before income tax benefits and equity in
               undistributed net income of subsidiaries            11,670      6,151      7,744
     Income tax benefits                                            1,906      1,689      2,135
     Equity in undistributed net income of subsidiaries             1,780     10,580      6,592
                                                              ---------------------------------
          Net income                                          $    15,356 $   18,420  $  16,471
                                                              =================================


Statements of Cash Flows

Years ended December 31, (Amounts in thousands)                      2000       1999       1998
-----------------------------------------------------------------------------------------------

Cash Flows from Operating Activities:
    Net income                                                $    15,356  $  18,420  $  16,471
Adjustments to reconcile net income to net cash provided
  by operating Activities:


                                             F-24


    Depreciation and amortization                                     222        180        354
Equity in undistributed net income of subsidiaries                 (1,780)   (10,580)    (6,592)
    (Increase) decrease in other assets                               568       (676)        38
    Increase (decrease) in other liabilities                          249       (828)     1,661
                                                              ---------------------------------
        Net Cash Provided by Operating Activities                  14,615      6,516     11,932
                                                              ---------------------------------

Cash Flows from Investing Activities:
Proceeds from the maturity of investments securities                    -          -      5,000
    Proceeds from repayment of advances to subsidiaries               350          -        170
Advances to subsidiaries                                             (350)   (10,200)         -
    Capital expenditures on premises and equipment                   (279)      (459)       (42)
                                                              ---------------------------------
        Net Cash Provided by (Used in) Investing Activities          (279)   (10,659)     5,128
                                                              ---------------------------------

Cash Flows from Financing Activities:
    Sale of Treasury stock                                              -          6         16
    Purchase of treasury stock                                          -     (4,350)    (2,940)
    Dividends paid                                                 (5,061)    (2,537)    (2,844)
                                                              ---------------------------------
        Net Cash Provided by (Used in) Financing Activities        (5,061)    (6,881)    (5,768)
                                                              ---------------------------------
    Net Increase (Decrease) in Cash and Cash Equivalents            9,275    (11,024)    11,292
    Cash and Cash Equivalents at Beginning of Year                 19,435     30,459     19,167
                                                              ---------------------------------
    Cash and Cash Equivalents at End of Year                  $    28,710  $  19,435  $  30,459
                                                              =================================

    NOTE 19 - SEGMENT INFORMATION
    MidCity and its subsidiaries operate primarily in the commercial banking industry, however, management manages these operations geographically. MidCity Financial's primary markets are Chicago, Illinois and Oklahoma City, Oklahoma and their surrounding metropolitan areas.

                                                                              Adjustments
                                              Illinois   Oklahoma                     and
Amounts in thousands                             Banks       Bank      Other Eliminations Consolidated
------------------------------------------------------ ---------- ---------- ------------ ------------
2000
     Net interest income                   $    45,809  $  10,681  $  22,905  $  (17,283)   $   62,112
     Provision for loan losses                   4,606          -        467           -         5,073
     Noninterest income                          7,287      1,860     10,798     (10,219)        9,726
     Noninterest expense                        31,034      7,213     18,328      (8,421)       48,154
                                           ----------- ---------- ---------- ------------- -----------
          Income before income taxes            17,456      5,328     14,908     (19,081)       18,611
     Income taxes                                2,667      1,854     (1,266)          -         3,255
                                           ----------- ---------- ---------- ------------- -----------
          Net income                       $    14,789  $   3,474  $  16,174  $  (19,081)   $   15,356
                                           =========== ========== ========== ============= ===========

1999
     Net interest income                   $    45,422  $  11,361  $  16,635  $  (11,121)   $   62,297
     Provision for loan losses                     887          -        518           -         1,405
     Noninterest income                          7,810      2,122     18,260     (17,605)       10,587
     Noninterest expense                        27,840      6,967     16,785      (6,996)       44,596
                                           ----------- ---------- ---------- ------------- -----------
          Income before income taxes            24,505      6,516     17,592     (21,730)       26,883
     Income taxes                                7,433      2,282     (1,252)          -         8,463
                                           ----------- ---------- ---------- ------------- -----------
          Net income                       $    17,072  $   4,234  $  18,844  $  (21,730)   $   18,420
                                           =========== ========== ========== ============= ===========

1998
     Net interest income                   $    41,380  $  11,248  $  19,065  $  (14,029)   $   57,664
     Provision for loan losses                     650          -        120           -           770
     Noninterest income                          6,920      2,255     11,179     (10,401)        9,953
     Noninterest expense                        25,624      7,070     14,233      (3,788)       43,139
                                           ----------- ---------- ---------- ------------- -----------
          Income before income taxes            22,026      6,433     15,891     (20,642)       23,708
      Income taxes                               6,560      2,218     (1,541)          -         7,237
                                           ----------- ---------- ---------- ------------- -----------
          Net income                       $    15,466  $   4,215  $  17,432  $  (20,642)   $   16,471
                                           =========== ========== ========== ============= ===========

2000 (Average balance outstanding,
      amounts in thousands)
     Loans, net                            $   757,254  $ 127,519  $  53,356  $      (17)   $  938,112
     Assets                                  1,404,872    294,808    274,426    (176,590)    1,797,516
     Deposits                                1,228,004    265,240     73,338     (22,259)    1,544,323

1999
     Loans, net                            $   677,696  $ 132,501  $  52,780  $      (49)   $  862,928
     Assets                                  1,327,328    318,366    264,372    (171,312)    1,738,754
     Deposits                                1,166,105    286,964     74,432     (23,872)    1,503,629

1998
     Loans, net                            $   536,405  $ 131,017  $  40,100  $      (65)   $  707,457
     Assets                                  1,184,504    318,710    242,789    (158,775)    1,587,228
     Deposits                                1,072,025    288,344     63,312     (24,019)    1,399,662

NOTE 20 - COMPREHENSIVE INCOME
The following table presents the components of other comprehensive income and the related tax effect allocated to each component:

                                                         Before tax
For the year ended December 31, (in thousands)               amount    Tax effect    Net of tax
-----------------------------------------------------------------------------------------------

 1998
     Unrealized holding gains on investment securities       $  458        $  161         $ 297
     Reclassification adjustments for gains included
     in net income                                             (147)          (51)          (96)
                                                     ------------------------------------------
     Other comprehensive income                              $  311        $  110         $ 201
                                                     ==========================================

1999
     Unrealized holding losses on investment securities      $ (926)       $ (324)        $(602)
     Reclassification adjustments for gains included
     in net income                                                4             1             3
                                                     ------------------------------------------
     Other comprehensive income                              $ (922)         (323)        $(599)
                                                     ==========================================

2000
     Unrealized holding gains on investment securities,
       net of tax                                            $1,075        $  376         $ 699
                                                     ------------------------------------------
     Other comprehensive income                              $1,075        $  376         $ 699
                                                     ==========================================

NOTE 21 - SUBSEQUENT EVENT
On November 6, 2001, each of MB Financial, Inc., a Delaware corporation ("MB Financial"), and MidCity Financial Corporation, a Delaware corporation ("MidCity Financial"), were merged with and into MB-MidCity, Inc., a Maryland corporation (the "New Company"), with the New Company as the surviving company. In the merger, each share of the common stock of MB Financial was converted into the right to receive one share of the common stock of the New Company, and each share of the common stock of MidCity Financial was converted into the right to receive 230.32955 shares of the common stock of the New Company, with cash paid in lieu of fractional shares.